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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                November 6, 2001
                        Date of earliest event reported


                         CARRIER 1 INTERNATIONAL S.A.
            (Exact name of registrant as specified in its charter)

       LUXEMBOURG                001-15693               98-0199626
     (State or other          (Commission File          (IRS Employer
      jurisdiction                Number)            Identification No.)
    of incorporation)

                               ROUTE D'ARLON 3
                         L-8009 STRASSEN, LUXEMBOURG
             (Address of principal executive offices) (Zip code)

                            (011) (41-1) 297 2600
             (Registrant's telephone number, including area code)



      In this report "Carrier1 International" refers to Carrier1 International S.A., a societe anonyme organized under the laws of the Grand-Duchy of Luxembourg, and "Carrier1," "we," "our" and "us" refers to Carrier1 International and its subsidiaries and their predecessors, except where the context otherwise requires.

Item 5.     OTHER EVENTS

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      On November 6, 2001, Carrier Finance Limited, a limited company incorporated under the laws of Jersey, Channel Islands and a wholly owned subsidiary of Carrier1, commenced offers (such offers, the "Offers") to purchase for cash, upon the terms and subject to the conditions of such Offers, any and all of Carrier1's outstanding 13.250% Senior Euro Notes due 2009 and 13.250% Senior Dollar Notes due 2009 (together, the "Notes"). As part of the Offers, Carrier1 Finance Limited is also soliciting consents of holders of the Notes to certain proposed amendments (the "Proposed Amendments") to two Indentures, each dated as of February 19, 1999 (the "Indentures"), between Carrier1 and The Chase Manhattan Bank, pursuant to which the Notes were issued, which amendments would, among other things, eliminate or substantially modify certain of the restrictive covenants contained in the Indentures.

      On November 6, 2001, Carrier1 issued a press release indicating that it intends to launch the Offers, as more fully described in the press release, a copy of which is filed as Exhibit 99.1 hereto. Further details of the terms and conditions of the Offers and the Proposed Amendments are more fully described in the Offers to Purchase and Consent Solicitations Statement relating to the Offers, a copy of which is filed as Exhibit 99.2 hereto.

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial statements of business acquired.  Not applicable.

(b)   Pro forma financial information.  Not applicable.

(c)   Exhibits

      99.1  Press Release dated November 6, 2001

      99.2 Offers to Purchase and Consent Solicitations Statement dated November 6, 2001

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                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2001                CARRIER1 INTERNATIONAL S.A.

                                       By:   /s/ ROBERT MICHAEL MCTIGHE
                                          --------------------------------
                                       Name:  Robert Michael McTighe
                                       Title: Chief Executive Officer and
                                              Director


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